Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Papa John’s International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

														Filing Fee
														Previously
														Paid in
			Fee		Proposed									Connection
			Calculation or		Maximum	Maximum							Carry	with Unsold
		Security	Carry		Offering	Aggregate			Amount of		Carry	Carry	Forward	Securities to
	Security	Class	Forward	Amount	Price Per	Offering			Registration		Forward	Forward	Effective	be Carried
	Type	Title	Rule	Registered	Unit	Price		Fee Rate	Fee		Form Type	File Number	Date	Forward
Newly Registered Securities
Fees to Be Paid	--	--	--	--	--	--		--	--		--	--	--	--
Fees Previously Paid	--	--	--	--	--	--		--	--		--	--	--	--
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.01 per share	Rule 415(a)(6)	2,758,360	--	$120,347,247	(1)	--	$--		424(b)(3)(1)	333-233541(1)	August 30, 2019(1)	$26,675	(1)
			Total Offering Amounts			$120,347,247	(1)		$--
			Total Fees Previously Paid						$--
			Total Fee Offsets						$0
			Net Fee Due						$0	(1)
(1)	These unsold securities are being carried forward from the registrant’s prospectus supplement filed on August 30, 2019 (the “Starboard Resale Prospectus Supplement”) pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Securities Act”) to the registrant’s registration statement on Form S-3ASR (No. 333-233541), filed with the Securities and Exchange Commission on August 30, 2019, pursuant to Rule 415(a)(6) under the Securities Act. A total of 2,758,360 shares of common stock included in the Starboard Resale Prospectus Supplement remain unsold. In connection with the registration of these securities, a registration fee of $26,675 was calculated in accordance with Rule 457(r) under the Securities Act and previously paid, which registration fee will continue to be applied to these securities.

S-14